EXHIBIT 10.1

CONFIDENTIAL COMPROMISE SETTLEMENT AGREEMENT
AND
FULL AND FINAL RELEASE

STATE OF TEXAS	§
	§	KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF BEXAR	§

This Compromise Settlement Agreement and Full and Final Release (hereinafter referred to as the “Agreement”) effective as of November 20, 2012, is by and among FiCentive, Inc. (hereinafter referred to as “FICI”), a Nevada corporation, having its principal place of business at 12500 San Pedro, San Antonio, Texas 78216 and Smart Card Marketing Systems, Inc, a Delaware Corporation (hereinafter referred to as “SCMS”), both having a principal place of business at 2530 Lovetree, San Antonio, Texas 78232.  FICI and SCMS may be collectively referred to herein as the Parties.

I.
RECITALS

WHEREAS, on September 14, 2012, FICI filed a lawsuit against SCMS; Cause No. 2012-CI-15186; FiCentive, Inc. v. Smart Card Marketing Systems, Inc.; pending in the 57th Judicial District Court of Bexar County, Texas (the “Lawsuit”);

WHEREAS, FICI alleged in the Lawsuit that SCMS breached the Private Brand Sales Agreement (the “Sales Agreement”) executed by the Parties on or about March 8, 2007;

WHEREAS, SCMS answered the Lawsuit on October 5, 2012 generally denying each and every, all and singular, the allegations asserted in the Lawsuit;

WHEREAS, in order to reach a full and final settlement and release of all claims and matters in controversy between the Parties herein arising out of the Agreement and the Lawsuit, the Parties mutually desire to enter into this Agreement upon the following terms and conditions.

The Parties intend that the full terms and conditions of the compromise and settlement be set forth in this Agreement.

II.
TERMS OF THE AGREEMENT

It is hereby agreed that in return for execution of this Agreement the Parties mutually agree as follows:

(a)	SCMS shall pay FICI Thirty Five Thousand and no/100 Dollars ($35,000) by ACH, certified check, or wire transfer on or before November 27, 2012 (the “FICI Cash Settlement Amount”).
(b)
SCMS agrees to issue to Payment Data Systems, Inc, the parent company of FICI, 500,000 shares of free trading SCMS common stock (Symbol:SMKG), with no restrictive legends on or before December 20, 2012 (“FICI Stock Settlement Amount”). SCMS and FICI agree that May 1, 2011 shall be considered the stock issuance date for purposes of SEC Rule 144, and all consideration was paid on or before that date.”

(c)	Upon receipt of the FICI Cash Settlement and FICI Stock Settlement from SCMS, FICI shall release SCMS from any remaining obligations under the Sales Agreement.

(d)
If for any reason the payments described in paragraph II.a or II.b is not paid, not delivered, not paid timely, returned or recalled by SCMS, SCMS’s representative, SCMS’s transfer agent, or SCMS’s financial institution, FICI, at its sole option, shall have the right to declare SCMS in breach of this Agreement (without notice and an opportunity to cure, both of which SCMS expressly waives) and FICI shall be entitled to proceed with the Lawsuit.  In the event FICI declares this Agreement breached and proceeds with the Lawsuit, SCMS shall have ten (10) days in which to answer the Lawsuit.

(e)	Upon the effective date of this Agreement, and as expressly provided herein, the Sales Agreement shall be of no further force or effect.

(f)	Upon receipt of the FICI Cash Settlement Amount and FICI Stock Settlement Amount, FICI shall dismiss the Lawsuit without prejudice.

Failure to comply with any of the terms above shall be considered a material breach of this Agreement.

III.
MUTUAL RELEASE OF ALL CLAIMS

A.           Release by FICI.

FICI, in its entirety, for itself and its successors, affiliates, partners, subsidiaries, assigns, officers, directors, employees, owners, agents and anyone acting on its behalf, hereby fully and forever releases, acquits, disclaims, and discharges SCMS and its successors, assigns, officers, directors, employees, owners, agents and anyone acting on their behalf, of and from any and all liability, claims, controversies, causes of action or demands of every kind and character, whether known or unknown, whatsoever that FICI may now have against SCMS arising out of or related to the Sales Agreement or the Lawsuit. This release shall not apply to SCMS’s obligations as set forth in this Agreement.

B.           Release by SCMS.

SCMS, in its entirety, for itself and its successors, affiliates, partners, subsidiaries, assigns, officers, directors, employees, owners, agents and anyone acting on its behalf, hereby fully and forever releases, acquits, disclaims, and discharges FICI, its successors, assigns, officers, directors, employees, owners, agents and anyone acting on its behalf, of and from any and all liability, claims, controversies, causes of action or demands of every kind and character, whether known or unknown, whatsoever that SCMS may now have against FICI arising out of or related to the Sales Agreement or the Lawsuit.  This release shall not apply to FICI’ obligations as set forth in this Agreement.

IV.
SOLE OWNER OF CLAIMS

Each of the Parties represents that they are the sole owner of all claims arising out of or related to the Sales Agreement and that no Party has transferred or assigned any claim or cause of action that it has or had regarding the Sales Agreement.  This Agreement may not be assigned by any Party hereto without the prior written consent of the other Parties.

V.
NO ADMISSION OF LIABILITY

It is expressly understood and agreed that the terms hereof are contractual and not merely recitals and that the agreements herein contained and the consideration transferred is to compromise doubtful and disputed claims, avoid litigation, and buy peace, and that no payments made nor releases or other consideration given shall be construed as an admission of liability, all liability being expressly denied by the Parties.

VI.
CONFIDENTIALITY AND NON-DISPARAGEMENT

The Parties expressly agree that the terms and obligations of this Agreement and all matters relating to the claim not otherwise contained in any public records, shall be kept (from the date of the signing of this Confidential Compromise Settlement Agreement and Full and Final Release) strictly confidential and shall not be revealed or divulged to any third persons or entities except, as necessary, for tax purposes, pursuant to a Court order, or for purposes of any public filings either party may be required to file.  The Parties further agree and acknowledge that this Agreement not be disseminated to any third party without the prior written consent of the Parties to this Agreement.

As of the effective date of this Agreement, the Parties agree that they will not disparage, malign and/or discredit the other or any of the other’s heirs, successors, employees and representatives, as applicable.  These confidentiality and nondisparagement provisions are contractual and their terms are material to this Agreement.

VII.
MISCELLANEOUS PROVISIONS

1.           Parties Bound. This Agreement will be binding on, and inure to the benefit of the successors and assigns of the Parties hereto.  Nothing in this Agreement, express or implied, is intended to confer upon any person other than the “Parties” hereto as those “Parties” are defined in the first paragraph of this Agreement, any rights or benefits under or by reason of this Agreement.

2.           No oral modification. No amendment to, modification or waiver, or consent with respect to, any provision of this Agreement shall be effective unless the same shall be in writing and signed by the Parties against whom enforcement of the amendment, modification, waiver or consent is sought.

3.           Headings. The paragraph headings and subheading used herein are for descriptive purposes only.  These headings have no substantive meaning and the terms of this Agreement shall not be affected by such headings.

4.           Assignment. This Agreement and the rights and obligations of the parties hereto shall not be assigned or delegated by any party hereto without the prior written consent of the other parties hereof.

5.           Contractual Agreement. It is expressly understood and agreed that the terms of this Agreement are contractual and not merely recitals.

6.           Entire Agreement. This Agreement constitutes the entire agreement of the Parties with respect to the subject matter hereof and may be modified or amended only by a writing signed by both Parties hereto for that purpose.  This Agreement and its terms is the product of negotiations between the Parties.  Accordingly, no provision hereof shall be strictly construed against any party on the ground that such party drafted such provision. No Party has made any representation or warranty to the other in relation to this Agreement or the matters addressed herein except as set forth in this Agreement, if any are set forth herein.  Each Party further covenants and agrees that it has not entered into this Agreement in reliance on any representation, warranty, or agreement by any other party except as set forth in this Agreement, if any.

7.           Representation of Comprehension of Documents. In entering into this Agreement all Parties represent that they have relied upon the legal advice of their attorneys, who are the attorneys of their own choice.  All Parties further represent that the terms of this Agreement have been completely read and explained to them by their attorneys, and that those terms are fully understood and voluntarily accepted by them.

8.           Construction. Because each party and counsel for each Party has reviewed and had opportunity to comment and revise this Agreement, it is agreed that the rule that ambiguities are to be resolved against the drafting Party will not be employed in the interpretation of this Agreement.  If one or more of the provisions, or portions of this Agreement are determined to be illegal or unenforceable, the remainder of this Agreement will not be affected thereby and each remaining provision or portion thereof will continue to be valid and effective and will be enforceable to the fullest extent permitted by law.  The terms of this Agreement are contractual in nature.  The headings are for convenience only and do not limit or alter the described paragraphs in any manner.

9.           Choice of Law. This Agreement shall be governed pursuant to the laws of the State of Texas.

10.         Choice of Venue. Bexar County, Texas shall be the appropriate and exclusive venue of any suit arising out of this Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Release this ___ day of November, 2012, the effective date of this Agreement.

______________________________________
FiCentive, Inc.
By:	____________________
Its:	____________________

IN WITNESS WHEREOF, the undersigned has executed this Release this ___ day of November, 2012, the effective date of this Agreement.

______________________________________
Smart Card Marketing, Inc.
By:	____________________
Its:	____________________